Exhibit 99.1

16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE

Atkore International Holdings Inc. Announces First Quarter Fiscal Year 2013 Financial Results

Harvey, Illinois – February 8, 2013 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, today reported financial results for their first quarter of fiscal year 2013.

Fiscal Year 2013 First Quarter Financial Highlights

FINANCIAL RESULTS

	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011	Change
($ in millions)
Net sales	$385	$371	$14
Operating income	7	2	5
Adjusted EBITDA	27	19	8
Adjusted Economic EBITDA	35	34	1

Net Sales

Net sales increased $14 million for the three months ended December 28, 2012 to $385 million from $371 million for the three months ended December 30, 2011. The increase was due primarily to higher volume from our Global Pipe, Tube and Conduit (“GPTC”) products of $24 million, and $5 million of freight recovery classified as revenue in the current period. This increase was partially offset by a reduction of $10 million due to lower pricing from GPTC and an unfavorable foreign currency exchange impact of $4 million primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

Operating Income

Operating income increased by $5 million to $7 million for the three months ended December 28, 2012 compared to $2 million for the three months ended December 30, 2011. The increase was due primarily to higher gross margins of $7 million for GPTC products as a result of higher volume and lower average raw material costs, offset by higher lower selling, general, and administrative expense of $2 million.

Adjusted EBITDA (Non-GAAP): Adjusted EBITDA was $27 million and $19 million for the three months ended December 28, 2012 and December 30, 2011, respectively.

Adjusted Economic EBITDA (Non-GAAP): In the fourth quarter of fiscal year 2012, the Company began including results in terms of Adjusted Economic EBITDA to evaluate the performance of the Company. Adjusted Economic EBITDA is a metric used internally by management and differs from Adjusted EBITDA results by substituting an estimate of the current period, current market steel materials cost in the Pipe, Tube and Conduit business for the accounting cost, which is done on a FIFO basis. The Company believes Adjusted Economic EBITDA provides a more accurate view of the economic performance of the business by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility. Adjusted Economic EBITDA was $35 million and $34 million for the three months ended December 28, 2012 and December 30, 2011, respectively.

SEGMENT RESULTS

Results of Operations by Segment

Global Pipe, Tube & Conduit

	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011	Change
($ in millions)
Net sales	$249	$236	$13
Operating income	8	1	7
Adjusted EBITDA	17	11	6

Net Sales

Net sales for the three months ended December 28, 2012 increased $13 million to $249 million from $236 million for the three months ended December 30, 2011. The increase was attributable primarily to higher volume partly offset by lower average selling prices. The gradually improving non-residential construction market in North America contributed to higher volumes, up 12% from the three months ended December 30, 2011. The increase was also attributable to $5 million of freight recovery, which was classified as revenue in the current period. Changes in foreign currency exchange rates had an unfavorable impact of $4 million, primarily as a result of the appreciation of the U.S. Dollar versus the Brazilian Real.

Operating Income

Operating income for the three months ended December 28, 2012 increased $7 million to $8 million compared to $1 million in the three months ended December 30, 2011. The increase in operating income was due primarily to higher volume and lower average raw material steel costs for GPTC products partly offset by lower average selling prices. Average selling prices were 6% lower and average raw material steel costs were 11% lower during three months ended December 28, 2012, compared to the three months ended December 30, 2011.

Global Cable & Cable Management

	For the Three Months Ended December 28, 2012	For the Three Months Ended December, 2011	Change
($ in millions)
Net sales	$145	$142	$3
Operating income	8	12	(4)
Adjusted EBITDA	16	16	—

Net Sales

Net sales increased $3 million to $145 million for the three months ended December 28, 2012 compared to $142 million for the three months ended December 30, 2011. The increase was attributable to higher volume and selling prices for Global Cable & Cable Management (“GCCM”) products due to gradually improving non-residential construction markets in North America and Asia-Pacific.

Operating Income

Operating Income for the three months ended December 28, 2012, decreased $4 million to $8 million compared to $12 million in the three months ended December 30, 2011. The decrease was due primarily to a $2 million adjustment to restructuring reserves, a $1 million impairment charge associated with an asset held for sale and higher average raw material copper prices, offset by a favorable impact of higher average selling prices for GCCM products.

Conference Call

Atkore International will host a conference call on February 8, 2013 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.

About Atkore International

Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,000 employees and 20 manufacturing and 17 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com.

Cautionary Notice Regarding Forward-Looking Statements

This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained downturn in the non-residential construction industry; fluctuations in the price of raw materials; new regulations related to “conflict minerals”; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; risks relating to us operating as a stand-alone company; and the risk that the benefits from the sale by Tyco International Ltd. of a majority interest in us to Clayton Dubilier & Rice, LLC and the related transactions may not be fully realized or may take longer to realize than expected.

You should read carefully the factors described under the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 28, 2012, and those described in our other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.

Note Concerning Non-GAAP Measurement Tools

We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Segment & Geographic Information	D
Non-GAAP Financial Measure Reconciliation	E & F

# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

($ in millions)	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011
Net sales	$385	$371
Costs and expenses
Cost of sales	331	324
Selling, general and administrative	47	45

Operating income	7	2
Interest expense, net	12	12

Loss before income taxes	(5)	(10)
Income tax benefit	1	3

Loss from continuing operations	(4)	(7)
Loss from discontinued operations and disposal, net of income tax benefit of $0 and $1, respectively	—	(1)

Net loss	$(4)	$(8)

Supplemental Schedule B

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

($ in millions, except per share data)	December 28, 2012	September 28, 2012
Assets
Current Assets:
Cash and cash equivalents	$55	$52
Accounts receivable, less allowance for doubtful accounts of $3 and $3, respectively	196	235
Receivables due from Tyco International Ltd. and its affiliates	4	9
Inventories, net	254	237
Assets held for sale	10	11
Prepaid expenses and other current assets	35	35
Deferred income taxes	22	22

Total current assets	576	601

Property, plant and equipment, net	276	283
Intangible assets, net	262	266
Goodwill	132	132
Deferred income taxes	2	3
Receivables due from Tyco International Ltd. and its affiliates	13	13
Other assets	30	31

Total Assets	$1,291	$1,329

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$6	$7
Accounts payable	102	130
Income tax payable	4	4
Accrued and other current liabilities	74	79

Total current liabilities	186	220

Long-term debt	410	410
Deferred income taxes	82	83
Income tax payable	12	13
Pension liabilities	39	40
Other long-term liabilities	14	11

Total Liabilities	743	777

Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	605	605
Accumulated deficit	(29)	(25)
Accumulated other comprehensive loss	(28)	(28)

Total Shareholder’s Equity	548	552

Total Liabilities and Shareholder’s Equity	$1,291	$1,329

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

($ in millions)	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011
Operating activities

Net loss	$(4)	$(8)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:

Loss from discontinued operations and disposal	—	1
Depreciation and amortization	13	13
Amortization of debt issuance costs	2	2
Deferred income taxes	(1)	(4)
Provision for losses on accounts receivable and inventory	1	1
Asset impairment charges	1	—
Other items	—	1
Changes in operating assets and liabilities, net of effects from acquisitions	(5)	(9)

Net cash provided by (used for) continuing operating activities	7	(3)

Net cash provided by discontinued operating activities	—	2

Net cash provided by (used for) operating activities	7	(1)

Investing activities
Capital expenditures	(3)	(6)

Acquisitions of businesses, net of cash acquired	—	(2)

Net cash used for continuing investing activities	(3)	(8)

Net cash provided by discontinued investing activities	—	—

Net cash used for investing activities	(3)	(8)

Financing activities
Borrowings under Credit Facility	38	106
Repayments under Credit Facility	(38)	(104)
Proceeds from short-term debt	2	1
Repayments of short-term debt	(3)	—

Net cash (used for) provided by continuing financing activities	(1)	3

Net cash provided by discontinued financing activities	—	—

Net cash (used for) provided by provided by financing activities	(1)	3

Effects of foreign exchange rate changes on cash and cash equivalents	—	—

Increase (decrease) in cash and cash equivalents	3	(6)

Cash and cash equivalents at beginning of period	52	48

Cash and cash equivalents at end of period	$55	$42

Supplementary Cash Flow information

Interest paid	$—	$1

Income taxes paid, net of refunds	1	1

Supplemental Schedule D

ATKORE INTERNATIONAL HOLDINGS INC.

SEGMENT & GEOGRAPHIC INFORMATION

($ in millions)

(unaudited)

	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011
Net sales:
Global Pipe, Tube & Conduit	$249	$236
Global Cable & Cable Management	145	142
Elimination of intersegment revenues	(9)	(7)

	$385	$371

Operating income (loss):
Global Pipe, Tube & Conduit	$8	$1
Global Cable & Cable Management	8	12
Corporate and Other	(9)	(11)

	$7	$2

	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011
Net sales:
U.S.	$322	$306
Other Americas	40	45
Europe	9	10
Asia-Pacific	14	10

	$385	$371

Supplemental Schedule E

ATKORE INTERNATIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(unaudited)

($ in millions)	For the Three Months Ended December 28, 2012	For the Three Months Ended December 30, 2011
Net (loss) income	$(4)	$(8)
Loss (gain) from discontinued operations	—	2
Tax impact on discontinued operations	—	(1)

Net income (loss) from continuing operations	(4)	(7)

Add:
Depreciation and amortization	13	13
Interest expense	12	12
(Benefit) expense for income tax	(1)	(3)

EBITDA	20	15

Add:
Restructuring (1)	2	—
Non-cash share based compensation (2)	—	—
Unusual product liability (3)	—	1
Non-cash pension expense (4)	1	1
Management fee	2	2
Asset impairment (5)	1	—
Other non-cash items (6)	1	—

Adjusted EBITDA*	$27	$19

Economic EBITDA Adjustment (7)	8	15

Adjusted Economic EBITDA	$35	$34

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Three Months Ended December 28, 2012	For the Three Months Ended December 28, 2012	For the Three Months Ended December 28, 2012	For the Three Months Ended December 28, 2012
Operating income (loss)	$8	$8	$(9)	$7

Add:
Depreciation and amortization	8	5	—	13

EBITDA	16	13	(9)	20

Add:
Restructuring (1)	—	2	—	2
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	—	—
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	2	2
Asset impairment (5)	—	1	—	1
Other non-cash items (6)	—	—	1	1

Adjusted EBITDA*	$17	$16	$(6)	$27

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Three Months Ended December 30, 2011	For the Three Months Ended December 30, 2011	For the Three Months Ended December 30, 2011	For the Three Months Ended December 30, 2011
Operating income (loss)	$1	$12	$(11)	$2

Add:
Depreciation and amortization	9	4	—	13

EBITDA	10	16	(11)	15

Add:
Restructuring (1)	—	—	—	—
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	1	1
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	2	2
Asset impairment (5)	—	—	—	—
Other non-cash items (6)	—	—	—	—

Adjusted EBITDA*	$11	$16	$(8)	$19

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Trailing Twelve Months Ended December 28, 2012	For the Trailing Twelve Months Ended December 28, 2012	For the Trailing Twelve Months Ended December 28, 2012	For the Trailing Twelve Months Ended December 28, 2012
Operating income (loss)	$32	$59	$(50)	$41

Add:
Depreciation and amortization	33	17	—	50

EBITDA	65	76	(50)	91

Add:
Restructuring (1)	1	3	(2)	2
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	3	3
Non-cash pension expense (4)	2	1	—	3
Management fee	—	—	6	6
Asset impairment (5)	6	1	6	13
Other non-cash items (6)	3	1	4	8

Adjusted EBITDA*	$77	$82	$(32)	$127

(in millions)	For the Three Months Ended March 30, 2011	For the Three Months Ended June 29, 2011	For the Three Months Ended September 28, 2012	For the Three Months Ended December 28, 2012	For the Trailing Twelve Months Ended December 28, 2012
Net income (loss)	$4	$(3)	$(1)	$(4)	$(4)
Loss from discontinued operations	3	1	—	—	4
Tax impact on discontinued operations	(1)	2	—	—	1

Net income (loss) from continuing operations	6	—	(1)	(4)	1

Add:
Depreciation and amortization	12	13	12	13	50
Interest expense	12	13	11	12	48
Expense (benefit) for income tax	3	(6)	(4)	(1)	(8)

EBITDA	33	20	18	20	91

Add:
Restructuring (1)	—	(2)	2	2	2
Non-cash share based compensation (2)	—	—	1	—	1
Unusual product liability (3)	—	—	3	—	3
Non-cash pension expense (4)	—	1	1	1	3
Management fee	1	2	1	2	6
Asset impairment (5)	—	9	3	1	13
Other non-cash items (6)	3	2	2	1	8

Adjusted EBITDA*	$37	$32	$31	$27	$127

Economic EBITDA Adjustment (7)	(1)	11	14	8	32

Adjusted Economic EBITDA	$36	$43	$45	$35	$159

*	Prior period amounts are restated for discontinued operations.
(1)	Represents facility exit costs and employee severance and benefit costs.
(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.
(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.
(4)	Represents the add-back of pension expense.
(5)	Represents asset impairment charges related to an Enterprise Resource Planning system, intangible assets and goodwill associated with a manufacturing facility classified as held for sale, and buildings held for sale.
(6)	Other represents the net impact of other non-cash items, including non-recurring consulting fees, one-time executive severance expense, and a gain on the sale of fixed assets.
(7)	Represents an adjustment to cost of sales in the Pipe, Tube and Conduit business to substitute an estimate of the current period, current market steel materials cost for the accounting cost, which is done on a FIFO basis. The Company believes this adjustment represents a more accurate view of the economic performance by aligning the relationship between pricing and steel cost in the same period. Use of the FIFO costing method, as we do in our GAAP accounting records, results in higher spreads when steel costs are rising and lower spreads when steel costs are falling. The difference may be significant and may result in distorted performance comparisons. The use of Adjusted Economic EBITDA eliminates a significant portion of this volatility.

Supplemental Schedule F

ATKORE INTERNATIONAL HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

(unaudited)

Consolidated Total Leverage Ratio as of December 28, 2012 is as follows:

($ in millions)	December 28, 2012
Senior secured notes due January 1, 2018	$410
Asset-based credit facility	—
Other	6

Total debt	416
Less cash on-hand (limited to $35 million) (1)	(35)

Total Indebtedness (A)	$381

Total Consolidated EBITDA (B) (2)	127

Total Leverage Ratio (A)/(B)	3.0

(1)	As of December 28, 2012, cash and cash equivalents was $55 million.
(2)	Total consolidated Adjusted EBITDA for the last 12 months.